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                                                                    Exhibit 10.6

                          DURASWITCH INDUSTRIES, INC.
                          LETTER OF STOCK OPTION GRANT

NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS OPTION NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION REQUIREMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     Re: Options to Acquire _____ Shares of DuraSwitch's Common Stock

Dear Optionee:

     In order to provide additional incentive to certain selected employees, independent contractors, advisors and others, DuraSwitch Industries, Inc., a Nevada corporation (the "Company") adopted the Total Switch, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"). By means of this letter
("Letter"), the Company is offering to you ("Optionee") non-qualified stock options pursuant to the 1997 Stock Option Plan, a copy of which you should have received or which can be requested and will be sent by mail within 10 days of your request.

     1. Grant of Option. Effective __________, the Company hereby grants to Optionee options (the "Options") to purchase from the Company, upon the terms and conditions and at the times hereinafter set forth, an aggregate of __________ shares of the common stock of the Company (the "Shares") at a purchase price of $__________ per share.

     2. Exercise Term of Option. Unless earlier terminated (see paragraph 7 herein), the Options may be purchased between the vesting and expiration dates described in this paragraph and in the table following this paragraph. All Options granted hereunder shall expire on the tenth anniversary of the effective date of grant.

                                          Number of Shares
               Date                          Which Vest


          _______________                    __________


     3. Nontransferability. The Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Options shall be exercisable only by (a) Optionee, during Optionee's lifetime (except as contemplated by the next clause); or (b) Optionee's legal representative or a person who acquired the right to


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exercise the Options by bequest or inheritance, during the one-year period following Optionee's death.

     4.   Other Conditions and Limitations.

     (a) Any Shares issued upon exercise of these Options shall not be issued unless the issuance and delivery of shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, any applicable state securities or "Blue Sky" law or laws (or an exemption from such provision is available), and the requirements of any stock exchange upon which the Shares may then be listed and further shall be subject to the approval of counsel for the Company with respect to such compliance.

     (b) No transfer of any Shares issued upon the exercise of these Options will be permitted by the Company, unless any request for transfer is accompanied by evidence satisfactory to the Company that the proposed transfer will not result in a violation of any applicable law, rule or regulation, whether federal or state, such evidence including, in the sole discretion of the Company, an opinion of counsel reasonably acceptable to the Company.

     (c) Inability of the Company to obtain approval from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     (d) If required by applicable tax rules, to the extent that the aggregate fair market value (determined as of the date these Options are granted) of Shares exercisable for the first time by Optionee during any calendar year (when aggregated, if appropriate, with shares subject to other incentive stock option grants made under another plan maintained by the Company of any ISO Group member as defined in the 1997 Stock Option Plan) exceeds $100,000 (or such other limit as is prescribed by the Internal Revenue Code), this option grant shall be treated as a grant of nonqualified stock options pursuant to Code Section 422(d).

     5. Exercise of Options. Optionee may exercise Options only by giving the Chief Executive Officer or President of the Company written notice in the form attached to this Letter, by personal hand delivery, or by registered or certified mail, postage prepaid, at the following address, of Optionee's intent to exercise Options including the number of Shares that Optionee intends to acquire:

                          DuraSwitch Industries, Inc.
                              333 South Nina Drive
                                 Mesa, AZ 85210


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Optionee's exercise notice must be accompanied by the option price, which shall be payable in cash or by check, or by such valuable consideration as approved by the Company's Board. In no event will Shares be transferred to Optionee on exercise of Options until the full consideration therefor has been received by the Company.

     6. Valuation and Withholding. If required by applicable regulations, the Company shall, at the time of issuance of any Shares purchased, provide Optionee with a statement of valuation of the Shares issued. The Company shall be entitled to withhold amounts from Optionee's compensation or otherwise to receive an amount adequate to provide for any applicable federal, state and local income taxes (or require Optionee to remit such amount as a condition of issuance). The Company may, in its sole discretion, satisfy any such withholding requirement, in whole or in part, by withholding from the Shares to be issued the number of shares that would satisfy the withholding amount due.

     7. Termination of Options. Notwithstanding anything to the contrary, these Options can become exercisable (vest) only while Optionee is an employee of the Company, and shall not be exercisable after the earliest of (i) ten years after the Option Date; (ii) one year after the date Optionee's employment with the Company terminates, if such termination is for any reason other than permanent disability, death or cause; (iii) two years after the date Optionee's employment with the Company terminates, if such termination is for permanent disability, death or retirement; or (iv) the date Optionee's employment terminates, if such termination is for cause, as determined by the Company in its sole discretion. The Options shall be exercisable for the periods stated above following the date of termination to the extent the Options were exercisable on the date of such termination.

     8. Notice of Disposition of Shares. If Optionee disposes of any Shares acquired on the exercise of Options within either (a) two years after the Option Date or (b) one year after the date of exercise of these Options, Optionee must notify the Company within seven days of such disposition.

     9. Reorganizations, etc. If the outstanding shares of the Common Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more stock splits, reverse stock splits, stock dividends, spin-offs, spin-outs or other distributions of assets to shareholders, or assumption and conversion of outstanding grants due to an acquisition or the like, appropriate adjustments shall be made with respect to the Options and/or the number of Shares for which the Options may thereafter be exercised.

     10. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of Options. The value of any fractional share subject to an Option shall be paid in cash in connection with the exercise that results in all full Shares subject to the Options having been exercised.

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     11.  Miscellaneous. Optionee will have no rights as a shareholder with respect to the Shares until the exercise of Options and payment of the full purchase price therefor. Nothing herein contained shall impose any obligation on the Company or any parent or subsidiary of the Company or on Optionee with respect to Optionee's continued employment by the Company or any parent or subsidiary of the Company. Nothing herein contained shall impose any obligation upon Optionee to exercise any Options.

     12. Governing Law. This Letter of Grant shall be subject to and construed in accordance with the laws of the State of Arizona.

     13. Construction. The language in all parts of this Letter shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The Section headings contained in this Letter are for reference purposes only and will not affect in any way the meaning or interpretation of this Letter. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Letter and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Letter or any amendment or any exhibits thereof.

     14. Severability. In the event any term or provision of this Letter is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Letter shall remain in full force and effect, and either
(a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such a modification is not possible, this Letter of Grant shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

     15. Attorneys' Fees. Except as otherwise provided herein, in the event any party hereto institutes an action or other proceeding to enforce any rights arising out of this Letter of Grant, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

     16. Entire Agreement. This Letter of Grant constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior or contemporaneous understandings or agreements in regard thereto. No modification or addition to this Letter of Grant shall be valid unless in writing, specifically referring to this Letter of Grant and signed by all parties hereto. No waiver of any rights under this Letter of Grant shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Letter of Grant shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

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     17.  Relationship to the 1997 Stock Option Plan. The Options contained in this Letter of Grant are subject to the terms, conditions and definitions of the 1997 Stock Option Plan. To the extent that the terms, conditions and definitions of this Letter of Grant are inconsistent with the terms, conditions and definitions of the 1997 Stock Option Plan, the terms, conditions and definitions of the 1997 Stock Option Plan shall govern. Optionee acknowledges receipt of a copy of the 1997 Stock Option Plan and represents that Optionee is familiar with the terms and provisions thereof. Optionee hereby accepts this option subject to all terms and provisions. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or any committee appointed by the Board upon any questions arising under the 1997 Stock Option Plan. Optionee agrees to consult Optionee's independent tax advisors with respect to the income tax consequences to Optionee, if any, of participating in the 1997 Stock Option Plan.

     Optionee should execute this original Letter of Grant and return it to the Company as soon as possible. Optionee may retain the enclosed copy of this Letter for Optionee's records.

                                             Sincerely,
                                             DuraSwitch Industries, Inc.



                                             By
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                                                R. Terren Dunlap, CEO

=============================================================================


                        RE: DURASWITCH INDUSTRIES, INC.


                                   ACCEPTANCE


     The undersigned understands, acknowledges and agrees to the terms and conditions of the Options granted pursuant to this Letter of Grant.




                                               ---------------------------

                                               Dated:
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